Exhibit 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80805 of our reports dated March 14, 2005, relating to the financial statements of Federal Agricultural Mortgage Corporation and management's report of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Federal Agricultural Mortgage Corporation for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP


McLean, Virginia
March 16, 2005